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                                                                       EXHIBIT 5

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ROBERT J. INGATO                                            44 Whippany Road
Senior Vice President                                       Morristown, NJ 07962
General Counsel and                                         201 397-3065
Secretary                                                   FAX 201 397-3220


                                                               December 20, 1996

AT&T Capital Corporation
44 Whippany Road
Morristown, New Jersey 07962-1983

     Referring to a registration statement on Form S-3 (the 'Registration Statement') that AT&T Capital Corporation (the 'Company') proposes to file on December 20, 1996, with the Securities and Exchange Commission ('SEC') under the Securities Act of 1933, as amended, relating to one or more series of debt securities (the 'Securities') to be issued by the Company under an Indenture dated as of July 1, 1993, as amended (the 'Indenture'), between the Company and Chemical Bank, as Trustee, and warrants to purchase Securities, currency warrants, index warrants and interest rate warrants (collectively, the 'Warrants'), I am of the opinion that:

          1. the Company is a duly organized and validly existing corporation under the laws of the State of Delaware; and

          2. the issuance of the Securities has been duly authorized by appropriate corporate action; and

          3. the Securities, when duly executed and authenticated in accordance with the terms of the Indenture and delivered in accordance with the provisions of either of the forms of Underwriting Agreement or Distribution Agreement, each substantially in the form filed as an exhibit to the Registration Statement, will be legally issued and binding obligations of the Company in accordance with their terms; and

          4. the Warrants, when duly authorized and executed by the Company and countersigned as provided in the relevant warrant agreements (the Debt Warrant Agreement, the Currency Warrant Agreement, the Index Warrant
     Agreement and the Interest Warrant Agreement, together the 'Warrant Agreements') and when duly paid for and delivered pursuant to a sale in the manner described in the Registration Statement, including the prospectus and any prospectus supplement relating to such sale, such Warrants will be duly authorized and will be valid and binding obligations of the Company in accordance with, and subject to, their terms and the terms of the Warrant Agreements; and

          5. the Company meets all the requirements for filing the Registration Statement on Form S-3.

     I hereby consent to the filing of this opinion with the SEC in connection with the filing of the Registration Statement. I also consent to the making of the statement with respect to me in the related prospectus under the heading 'Legal Matters.'

                                          Very truly yours,

                                                   /s/ ROBERT J. INGATO
                                           .....................................

                                                     ROBERT J. INGATO

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